NORTHEAST NUCLEAR ENERGY COMPANY
8.1  PRO FORMA BALANCE SHEET -- ASSETS
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
ASSETS
------------------------------
Current Assets:
  Cash and cash equivalents                                     $       54     $   75,000  a      $   75,054
  Notes receivable from affiliated companies                        52,300                            52,300
  Notes and accounts receivable, net                                   727                               727
                                                                ----------     ----------         ----------
                                                                    53,081         75,000            128,081
                                                                ----------     ----------         ----------
Deferred Debits and Other Assets:
  Other                                                                 66                                66
                                                                ----------     ----------         ----------
                                                                        66                                66
                                                                ----------     ----------         ----------
Total Assets                                                    $   53,147     $   75,000         $  128,147
                                                                ==========     ==========         ==========

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
LIABILITIES AND CAPITALIZATION
------------------------------
Current Liabilities:
  Notes payable to banks                                        $     -        $   75,000  a      $   75,000
  Accounts payable                                                     110                               110
  Accounts payable to affiliated companies                           4,125                             4,125
  Accrued taxes                                                        799           (677) b             123
  Accrued pension                                                   49,439                 b          49,439
  Accrued Interest                                                    -             1,691              1,691
  Other                                                                  5                                 5
                                                                ----------     ----------         ----------
                                                                    54,478         76,015            130,493
                                                                ----------     ----------         ----------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                                (28,353)                          (28,353)
  Accumulated deferred investment tax credits                        1,562                             1,562
  Other                                                              9,244                             9,244
                                                                ----------     ----------         ----------
                                                                   (17,547)          -               (17,547)
                                                                ----------     ----------         ----------
Capitalization:
  Common Stockholder's Equity:
    Common stock                                                        15                                15
    Capital surplus, paid in                                        15,350                            15,350
    Retained earnings                                                  851         (1,015)  b           (164)
                                                                ----------     ----------         ----------
  Common Stockholder's Equity                                       16,216         (1,015)            15,201
                                                                ----------     ----------         ----------
Total Capitalization                                                16,216         (1,015)            15,201
                                                                ----------     ----------         ----------
Total Liabilities and Capitalization                            $   53,147     $   75,000         $  128,147
                                                                ==========     ==========         ==========


NORTHEAST NUCLEAR ENERGY COMPANY
8.2  PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
Operating Revenues                                              $    -         $                  $     -
                                                                ----------     ----------         ----------
Operating Expenses                                                   -                                  -
Operating Loss                                                       -                                  -
                                                                ----------     ----------         ----------
Other Income, net                                                    -             -                    -
Interest Expense                                                     -              1,691  b           1,691
Loss Before Income Tax Benefit                                       -             (1,691)            (1,691)
                                                                ----------     ----------         ----------
Income Tax Benefit                                                   -               (677) b            (677)
                                                                ----------     ----------         ----------
Net Loss                                                        $    -         $   (1,015)        $   (1,015)
                                                                ==========     ==========         ==========


NORTHEAST NUCLEAR ENERGY COMPANY
8.2  PRO FORMA STATEMENT OF RETAINED EARNINGS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
Balance at beginning of period                                  $      851     $                  $      851

Net loss                                                                -          (1,015) b          (1,015)
                                                                ----------     ----------         ----------
Balance at end of period                                        $      851     $   (1,015)        $     (164)
                                                                ==========     ==========         ==========


NORTHEAST NUCLEAR ENERGY COMPANY
8.2  PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
Common stockholder's equity                                     $   16,216     $   (1,015) b      $   15,201
                                                                ----------     ----------         ----------
        Total Capitalization                                    $   16,216     $   (1,015)        $   15,201
                                                                ==========     ==========         ==========


NORTHEAST NUCLEAR ENERGY COMPANY
8.2  PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                      Debit             Credit
a) Cash and cash equivalents                         75,000
      Notes payable to banks                                            75,000

   To record the issuance of
   additional short-term debt.


b) Other interest                                     1,691
   Accrued taxes                                        677
      Accrued interest                                                   1,691
      Income tax benefit                                                   677

   To record interest expense
   associated with increased level of
   short-term debt and related tax effect.